Exhibit 10.1

Qualigen Therapeutics, Inc.

5857 Owens Avenue, Suite 300

Carlsbad, CA 92008 USA

September 22, 2023

Alpha Capital Anstalt

Altenbach 8

9490 Vaduz, Liechtenstein

Copy to: LH Financial Services Corp.

510 Madison Avenue, 14th Floor

New York, NY 10022

Re:	Consent and Waiver Regarding the Monthly Redemption Amount under the Debenture for October 2023

Dear Sirs:

Reference is hereby made to that certain 8% Senior Convertible Debenture in the aggregate principal amount of $3,300,000 issued by Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”) to Alpha Capital Anstalt (“you” or the “Holder”) on December 22, 2022 (the “Debenture”). Capitalized terms not defined herein shall have the meaning as set forth in the Debenture.

Pursuant to Section 6(a) of the Debenture, Holder hereby consents to the Company’s election to pay all of the Monthly Redemption Amount for October 2023 in Conversion Shares (the “October Payment”) and waives the requirement of satisfaction of the Equity Conditions in relation to the October Payment.

Except as explicitly provided in the prior paragraph, nothing herein shall amend, modify or waive any term or condition of the Debenture, all of which shall remain in full force and effect.

Sincerely,

Qualigen Therapeutics, Inc.

By:	/s/ Michael S. Poirier
Name:	Michael S. Poirier
Title:	Chief Executive Officer

Agreed to and Acknowledged:

Alpha Capital Anstalt

By:	/s/ Nicola Feuerstein
Name:	Nicola Feuerstein
Title:	Chief Executive Officer